AMENDMENT TO
              STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 31, 2007

THIS AMENDMENT is made and entered into as of August 31, 2007 by and among CDI China, Inc., a Florida Corporation ("Seller"), China Direct, Inc., a Florida corporation ("CHND") and Sense Holdings, Inc., a Florida Corporation (the "Purchaser") to amend that certain Stock Purchase Agreement dated as of August 24, 2007 (the "SPA") by and among Seller, CHND and Purchaser.


                              W I T N E S S E T H:

WHEREAS, Seller and Purchaser desire to make certain amendments to the SPA to reflect certain modifications to the terms and transactions contemplated by the SPA as permitted by Section 12.D. of the SPA;

NOW, THEREFORE, in consideration of the mutual promises and of the mutual benefits to be derived herefrom, the parties hereto agree to amend the SPA as follows:

(1) The Recitals shall read that SEHO's common shares shall be valued at $.001 per share, which is the par value of the SEHO's common stock

(2)      Section 6.A. shall read that the Closing Date shall be August 31,
         2007.


IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

Seller:                                                 China Direct, Inc.
CDI China, Inc.
                                                         /s/ Marc Siegel
                                                        --------------------
/s/ James Wang                                          Marc Siegel, President
-----------------
James Wang, CEO
                                                             Date: 8/31/2007
Date:    8/31/2007

Purchaser:
Sense Holdings, Inc.

/s/Dore Perler
-----------------
Dore Perler, CEO

Date:    8/31/2007

I hereby accept and agree to the terms and conditions of this amendment.

 /s/ Guihong Zheng
---------
Guihong Zheng
40% equity interest holder of Big Tree Toys, Inc.

Date:  8/31/07